Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Combined Prospectus/Proxy Statement of the MTB Multi Cap Growth Fund and the MTB Mid Cap Growth Fund (collectively, the “Funds”) in this Registration Statement (Form N-14) of the MTB Group of Funds, the references to our firm under the captions “Financial Highlights” in the Funds’ Retail Class and Institutional Class Prospectuses dated August 31, 2009 incorporated by reference in this Registration Statement, and “Independent Registered Public Accounting Firm” in the Funds’ Statement of Additional Information dated August 31, 2009 incorporated by reference in this Registration Statement, and to the incorporation by reference of our report, dated June 25, 2009, on the Funds’ financial statements and financial highlights included in the Funds’ April 30, 2009 Annual Report to Shareholders.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 16, 2009